EMPLOYMENT AGREEMENT

The parties to this Employment Agreement ("Agreement") are Marti D. Lundy ("Employee") and Moore Electronics, Inc., an Oregon corporation (the "Company"). The parties agree as follows:

1. **Effective Date**. This Agreement will become effective, and Employee will commence performing her job with the Company, effective April 8, 2005 (the "Effective Date").

2. **Job Description**. During the term of this Agreement, Employee will serve as a Vice President of the Company and of its parent corporation, microHelix, Inc., an Oregon corporation ("microHelix"), and will have the normal duties, responsibilities, functions and authority of such an employee, subject to the power and authority of each of the President and the Board of Directors of the Company and of microHelix to expand or limit such duties, responsibilities, functions or authority. Employee will report to the President of the Company and of microHelix. Employee will devote her best efforts and her full business time and attention to the business and affairs of the Company and of microHelix. Employee will perform her duties, responsibilities, functions and authority to the Company and to microHelix in a diligent, trustworthy, professional and efficient manner and will comply with the Company's and microHelix's policies and procedures in all material respects.

3. **Compensation**.

(a) Base Compensation. Employee will be compensated with a base salary of $150,000 per year. The salary will be paid bi-weekly for services rendered during the preceding two-week period.

(b) Automobile Allowance. Subject to unanimous approval of the Company's Board of Directors, Employee will be entitled to an automobile allowance of $1,200 per calendar month for the term of this Agreement.

(c) Benefits. Employee will be eligible to participate in any other benefits normally accorded to employees or officers of the Company and of microHelix, subject to the terms and conditions of each benefit plan and Company and microHelix policy, including medical, dental and short-term disability insurances and six weeks of vacation per year.

(d) Stock Options. Employee will be eligible to receive stock options to purchase shares of the Common Stock of microHelix upon the same terms and conditions as stock options are granted to senior executives of microHelix, except that Employee will be eligible for only 20% of the number of options otherwise granted to other senior executives of microHelix.

4. **Noncompetition and Nonsolicitation**.

(a) During the Non Compete Period, Employee will not, directly or indirectly, own, manage, control, participate in, consult with, render services for, be a director, an officer, employee or sales representative of or a lender of or investor in, be a consultant to, be a joint venturer, or in any manner engage in activity through or on behalf of, any Person (including

without limitation in her individual capacity as a sole proprietor) (a "Competitor") that engages in the Restricted Territory in the manufacture, sale, promotion or distribution of products or services that the Company, microHelix or any of their subsidiaries manufactures, sells, promotes or distributes at the time the Non Compete Period begins, or which the Company, microHelix or any of their subsidiaries is actively developing when the Non Compete Period begins or when Employee's employment terminates with the Company, microHelix or any of their subsidiaries. As used in this Agreement, (i) "Restricted Territory" means worldwide, (ii) "Non Compete Period" means the period commencing on the Effective Date and ending on the later of (i) the fifth anniversary of the Effective Date or (ii) two years after Employee's employment with the Company, microHelix or any of their subsidiaries ceases, and (iii) "Person" means, and will be construed broadly and will include, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a limited liability partnership, a trust, a joint venture, an unincorporated organization and a governmental entity. Nothing in this Agreement will prohibit Employee from being a passive owner of not more than 2% of the outstanding ownership interests of any Person which is publicly traded, so long as Employee has no active participation in the business of such Person.

(b) During the Non Compete Period, except as otherwise specifically permitted under this Agreement, Employee will not directly or indirectly either individually, or as a principal, partner, broker, sales representative, agent, employee, employer, consultant, shareholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever (i) induce or attempt to induce, or cause any employee, officer or director of the Company, microHelix or any of their subsidiaries to leave the employ of the Company, microHelix or any of their subsidiaries, or in any way materially interfere with the relationship between the Company, microHelix or any of their subsidiaries, on the one hand, and any such employee, officer or director, on the other hand, or (ii) induce, or attempt to induce, any customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or other Person transacting business with the Company, microHelix or any of their subsidiaries to reduce or cease doing business with the Company, microHelix or any of their subsidiaries, or in any way to interfere with the relationship between any such customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or business relation, on the one hand, and the Company, microHelix or any of their subsidiaries, on the other hand.

(c) The parties intend that the covenants contained in Sections 4(a) and (b) above will be construed as a series of separate covenants, one for each state of the United States or country constituting the Restricted Territory (as defined herein). Except for geographic coverage, each such separate covenant will be deemed identical in terms to the covenants contained in Sections 4(a) and (b) above. If, in any proceedings, a court or arbitrator will refuse to enforce any of the separate covenants deemed included in Sections 4(a) and (b), then such unenforceable covenant will be deemed reduced in scope, geographical area or period or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced and the other covenants set forth in Sections 4(a) and (b) will remain in effect as if the provision had been executed without the invalid covenants. The parties acknowledge that money damages would be an inadequate remedy for any breach of this Section 4. Therefore, in the event of a breach or threatened breach of this Section 4, the Company, microHelix or any of their subsidiaries or its or their successors

or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Section 4 (without posting a bond or other security).

(d) Employee understands that the foregoing restrictions may limit her ability to earn a livelihood in a business similar to the business of the Company, microHelix or their subsidiaries, but she nevertheless believes that she has received and will receive sufficient consideration and other benefits as provided hereunder to justify clearly such restrictions which, in any event (given her education, skills and ability), Employee does not believe would prevent her from earning a living.

5. **Nondisclosure and Confidentiality**. Except as may be requested by the Company in connection with this Agreement, Employee will not at any time publish or disclose to third parties or use or authorize anyone else to publish or disclose or use any confidential or proprietary information of the Company, microHelix or any of its subsidiaries, including but not limited to, customer lists, marketing plans, sales projections, profit margins, business plans, technical procedures, records, manuals, notes, schedules, trademarks, patent information, copyright material, or any other confidential or proprietary information relating to the Company's business. The provisions of this Section 5 will survive the expiration, suspension, or termination of this Agreement for any reason.

6. **Inventions, Patents and Copyrights**. Employee will promptly communicate in writing to the Company all inventions, discoveries, publications, creations, and improvements conceived by Employee, either solely or jointly with others, at any time from the Effective Date until twelve (12) months after the Termination Date (as defined in Section 7 below), relating to products, designs, compositions and processes within the scope of the business of the Company, microHelix or any of their subsidiaries. Employee hereby assigns and agrees to assign all right, title, and interest in such inventions, discoveries, improvements, and publications to the Company, whether patentable, copyrightable, or not. The provisions of this Section 6 will survive the expiration, suspension, or termination of this Agreement for any reason.

7. **Term; Severance**.

(a) The term of this Agreement will end on March 31, 2008 (the "Termination Date") unless earlier terminated by Employee or the Company. The Company may terminate this Agreement at any time, without Cause, upon 30 days' written notice to Employee. This Agreement may be terminated by the Company immediately for Cause. "Cause" means Employee's gross incompetence, gross negligence, willful misconduct, breach of a fiduciary duty owed to the Company, microHelix or any of their subsidiaries, conviction of a felony crime, commission of an act of embezzlement or fraud against the Company, microHelix or any of their subsidiaries, death of Employee or permanent incapacity of Employee.

(b) Severance. If the Company terminates this Agreement for any reason other than Cause, the Company will pay Employee severance; provided, that as a condition to the Company's obligation to pay such severance Employee will have executed and delivered to the Company a customary release providing for the release of all claims (if any) Employee may have

against the Company, microHelix and their subsidiaries and any of its and their directors, officers, employees, agents, successors or assigns. Employee's severance will be Employee's base salary under this Agreement from the final date of Employee's employment with the Company through the Termination Date. Severance will be paid, without interest, in bi-weekly installments, concurrently with the Company's normal payroll schedule for employees. No severance will be due or payable if Employee voluntarily terminates this Agreement or if the Company terminates this Agreement for Cause. Severance payments may be immediately terminated by the Company, and no further severance will be payable to Employee, if Employee breaches Sections 4, 5, or 6 of this Agreement during the severance payment period.

8. **General.**

(a) Attorneys' Fees. In the event of a dispute relating to the terms and conditions of this Agreement, the prevailing party in any litigation will be awarded costs and reasonable attorneys' fees as determined by the court or arbitrator at trial and upon any appeal therefrom.

(b) Governing Law. This Agreement and all rights, obligations and liabilities hereunder will be construed and enforced in accordance with the laws of the State of Oregon (without application of conflicts of laws provisions thereunder).

(c) Other Agreements. Employee represents and warrants to the Company that Employee is not a party to any agreement that would conflict with the provisions of this Agreement or would prevent Employee from providing services to the Company. Employee expressly represents that Employee is not party to any nondisclosure agreement or non-competition agreement with any third party.

(d) Counterparts and Headings. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument. Facsimile or pdf transmission of any signed original document, and the retransmission of any facsimile or pdf transmission, will be the same as delivery of any original document. At the request of any party, the other parties thereto will confirm facsimile or pdf transmission signatures by signing and original document. All headings and captions of this Agreement are inserted for convenience of reference only and will not affect meaning or interpretation.

(e) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(f) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Company, microHelix or any of their subsidiaries and Employee and their respective heirs, successors and assigns. Employee may not assign her rights or delegate her duties or obligations hereunder without the prior written consent of the Company.

(g) Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Employee, and no course of conduct or course of dealing or failure or delay by any party in enforcing or exercising

any of the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

(h) Dispute Resolution.

(i) Any dispute arising from or relating to this Agreement, including but not limited to any dispute concerning the breach, interpretation, termination or invalidity of this Agreement or any of its terms, will be resolved through binding arbitration as set forth in this Section 8(h). Notwithstanding the foregoing, the parties agree to attempt in good faith to resolve any dispute by mediation administered by the Arbitration Service of Portland, Inc. ("ASP") under its Commercial Mediation Rules then in effect before resorting to arbitration. In the event any dispute is not resolved through mediation, any party may submit such dispute to binding arbitration administered by the ASP under its Commercial Arbitration Rules then in effect. The venue for such arbitration will be Portland, Oregon or such other location to which the parties may otherwise expressly agree in writing (the "Designated Location"). Any such arbitration proceedings and decisions will be private and confidential, and the parties agree not to disclose any aspect thereof, including without limitation the existence of the dispute or the proceedings, without the prior written consent of the other party. Either party may bring an action at law or in equity to enforce any such arbitration decision or award, including, without limitation, obtaining injunctive relief.

(ii) Arbitration proceedings will take place before a single arbitrator who will be a lawyer. If the parties cannot agree upon the choice of the arbitrator within 20 business days of the date the matter is submitted for arbitration, the parties will request, and accept, assignment of an arbitrator by the ASP. All arbitration proceedings will be confidential. Except in the course of judicial, regulatory or arbitration proceedings, or as may be required by government authority, no party will disclose any information about the evidence produced by any other party in the arbitration proceedings without the prior written consent of the producing party. Before making any disclosure permitted by the preceding sentence, the disclosing party will give the producing party reasonable advance written notice of the intended disclosure. Each party will bear the burdens of production, persuasion, and proof on any claim or defense as determined by the applicable substantive law governing such claim or defense. The arbitrator will have authority to award any remedy or relief that a federal court sitting in the State of Oregon could grant in conformity to applicable law, except that the arbitrator will have no authority to award attorneys' fees, expert fees, punitive damages, or any remedy or relief expressly excluded, waived or limited by any other provision of this Agreement. Any arbitration award will be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award will be final, and judgment may be entered upon such award by any court of competent jurisdiction.

(iii) The dispute resolution provisions of this Agreement will not prevent any party from seeking or obtaining preliminary injunctive or other provisional relief from a court of competent jurisdiction for the purpose of preventing irreparable injury, loss or damage pending a final resolution of the dispute according to such dispute resolution provisions.

(i) Survival. The provisions of this Section 8 will survive the expiration, suspension, or termination of this Agreement for any reason.

(j) Board Representation. The Company will use its commercially reasonable best efforts to have Employee appointed or elected to the Board of Directors of the Company effective as of the Effective Date. The Company will use its commercially reasonable best efforts to have Employee appointed or elected to the Board of Directors of microHelix effective on the 30th day following the Effective Date.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date:

COMPANY

MOORE ELECTRONICS, INC.

By: ______________________

Tyram H. Pettit

President and CEO

EMPLOYEE

____

Marti D. Lundy

AGREED:

MICROHELIX, INC.

By: ______________________

Tyram H. Pettit

President and CEO

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